UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2015 (November 16, 2015)

Date of Report (Date of earliest event reported)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY

PLANO, TEXAS 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2015, Tyler Technologies (“Tyler”), as borrower, entered into a $300,000,000 Credit Agreement (the “Credit Agreement”) with the various lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender. The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of up to $300.0 million, including subfacilities for standby letters of credit and swingline loans, each in a maximum amount to be mutually determined and on customary terms and conditions. The Credit Agreement matures on November 16, 2020, and loans may be prepaid at any time, without premium or penalty, subject to certain minimum amounts and payment of any LIBOR breakage costs.

The revolving credit facility will be available on a revolving basis until the maturity date, provided that, after giving effect to any loans under the revolving credit facility on the November 16, 2015 closing date, there must be at least $50.0 million still available under the Revolving Credit Facility on the closing date. The Credit Agreement includes a mechanism by which Tyler may request an incremental loan facility in the form of incremental term loans or an increase in the revolving credit facility. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of defaults. The Credit Agreement requires Tyler to maintain certain financial ratios and other financial conditions and prohibits Tyler from making certain investments, advances, cash dividends, or loans and limits incurrence of additional indebtedness and liens.

A portion of the proceeds of the revolving credit facility, $145.0 million, together with cash available to Tyler and shares of its common stock, par value $0.01 per share (“Tyler Common Stock”), have been used to consummate Tyler’s acquisition of New World Systems Corporation (see Item 2.01 of this Current Report on Form 8-K) and the payment of fees and expenses in connection with the acquisition and the Credit Agreement. The remaining portion of the revolving credit facility may be used for ongoing working capital and for other general corporate purposes of Tyler and its subsidiaries.

Loans under the revolving credit facility will bear interest, at Tyler’s option, at a per annum rate of either (1) the Administrative Agent’s prime commercial lending rate (subject to certain higher rate determinations) plus a margin of 0.25% to 1.00% or (2) the one-, two-, three-, or six-month LIBOR rate plus a margin of 1.25% to 2.00%. The margin in each case is based upon Tyler’s total leverage ratio, as determined pursuant to the Credit Agreement. In addition to paying interest on the outstanding principal of loans under the revolving credit facility, Tyler is required to pay a commitment fee, initially 0.25% per annum, ranging from 0.25% to 0.35% based upon Tyler’s total leverage ratio.

Tyler’s obligations under the Credit Agreement are secured by valid and perfected first lien priority security interests in and liens on (1) 100% of the equity interests of all present and future direct and indirect domestic subsidiaries of Tyler, (2) 65% of the voting equity interests and 100% of the non-voting equity interests of all present and future first-tier foreign subsidiaries of Tyler, (3) all of the tangible and intangible personal property and assets of Tyler (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intercompany loans, intellectual property and other general intangibles, deposit accounts, securities accounts, and other investment property and cash, other than certain excluded assets as set forth in the collateral agreement, and (4) all products, profits, and proceeds of the foregoing. Tyler’s obligations under the Credit Agreement are also guaranteed by its direct and indirect material domestic subsidiaries.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete description of the Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger, dated as of September 30, 2015 (the “NWS Merger Agreement”), by and among Tyler, Brinston Acquisition, LLC, a Delaware limited liability company wholly owned by Tyler (“Merger LLC”), New World Systems Corporation, a Michigan corporation (“NWS”), and Larry D. Leinweber (the “Principal Shareholder”), individually and as the Shareholders’ Representative named therein, NWS was merged with and into Merger LLC (the “NWS Merger”) effective on November 16, 2015, with Merger LLC continuing as the surviving entity.

At the effective time of the NWS Merger, by virtue of the NWS Merger and without any action on the part of the holder of any outstanding shares of the common stock of NWS (“NWS Common Stock”), each share of NWS Common Stock issued and outstanding immediately prior to the effective time of the NWS Merger was converted into the right to receive, and became exchangeable for consideration with an agreed value equal to $204.6864, subject to a post-closing working capital adjustment pursuant the NWS Merger Agreement, which was paid in cash and/or shares of Tyler common stock, par value $0.01 per share. The total merger consideration consisted of (1) $360 million in cash, subject to the post-closing working capital adjustment, and (2) 2,136,207 shares of Tyler Common Stock. Shares of Tyler Common Stock were only issued to NWS shareholders who qualified as accredited investors as determined pursuant to Regulation D under the Securities Act of 1933.

The foregoing description of the NWS Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the NWS Merger Agreement, a copy of which was filed as Exhibit 2.1 to Tyler’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2015, which is incorporated by reference.

Later on November 16, 2015, following the effective time of the NWS Merger, Tyler, as the sole, 100% member of Merger LLC, intends to merge Merger LLC (the surviving entity in the NWS Merger) with and into Tyler, with Tyler continuing as the surviving corporation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Pursuant to a Voting and Standstill Agreement (the “Voting Agreement”) by and among Tyler, and certain persons listed therein (the “Leinweber Stockholders”), executed in connection with the consummation of the NWS Merger and effective at the Effective Time of the NWS Merger on November 16, 2015, (1) the number of directors constituting the board of directors of Tyler Technologies, Inc. was increased from seven to eight, and (2) the board of directors elected Larry D. Leinweber as a director to fill the vacancy created thereby.

Mr. Leinweber has been President and Chief Executive Officer of NWS, where he has been employed since 1981. Prior to founding NWS, Mr. Leinweber served as President and Chief Executive Officer for a software and service division of Citicorp, and he also was a co-founder and President of Advanced Computer Management Corporation.

Pursuant to the Voting Agreement and subject to its terms, for so long as the Leinweber Stockholders beneficially own in the aggregate not less than 3% of the issued and outstanding shares of Tyler’s Common Stock, the board of directors will nominate Mr. Leinweber, or his designee, for election as a director at each annual meeting of Tyler’s stockholders.

Mr. Leinweber has not yet been named to any committee of the board of directors.

Mr. Leinweber is a party to the NWS Merger Agreement and serves as the Shareholders’ Representative for the former NWS shareholders. Mr. Leinweber may be deemed to be a beneficial owner of certain former NWS shareholders, for which he or his wife is the trustee, each of which received cash and shares of Tyler Common Stock in accordance with the NWS Merger Agreement as part of the NWS Merger.

Item 7.01	Regulation FD Disclosure.

On November 16, 2015, Tyler issued a press release announcing completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into future filings by Tyler under Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of November 16, 2015, by and among Tyler Technologies, Inc., as Borrower, the Lenders referred to therein, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Compass Bank and SunTrust Bank, as Co-Syndication Agents, and Citizens Bank, N.A., Regions Bank, and MUFG Union Bank, N.A., as Co-Documentation Agents, with Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: November 16, 2015	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)